                                                                                                                                             EXHIBIT 12
                                                                                                 COMPUTATION OF RATIO OF
                                                                                                 EARNINGS TO FIXED CHARGES
                                                                                                        UNAUDITED
                                                                                                 Fiscal Year Ended September 30
                                                          For the Twelve    ----------------------------------------------------------------------------------------------
                                                           Months Ended
                                                         December 31, 2004               2004                 2003                 2002              2001            2000
                                                       -------------------------------------------------------------------------------------------------------------------

EARNINGS:

Income Before Cumulative Effect of Changes in Accounting           $167,810             $166,586             $187,836             $117,682        $ 65,499       $127,207
  Plus Minority Interest in Foreign Subsidiaries                      1,053                1,933                  785                  730           1,342          1,384
  Plus Income Tax Expense                                           101,205               92,737              128,161               72,034          37,106         77,068
  Less Investment Tax Credit (1)                                       (697)                (697)                (693)                (702)           (353)        (1,051)
  (Less Income) Plus Loss from Unconsolidated Subsidiaries (3)       (1,506)                (805)                (535)              14,943          (1,794)        (1,669)
  Plus Distributions from Unconsolidated Subsidiaries                 1,765                  785                1,238                  585             595            229
  Plus Interest Expense on Long-Term Debt                            79,404               83,826               92,766               90,543          81,851         67,195
  Plus Other Interest Expense                                         6,815                6,763               12,290               15,109          25,294         32,890
  Less Amortization of Loss on Reacquired Debt                       (1,182)              (1,350)              (2,078)              (1,927)         (1,927)        (1,979)
  Plus (Less) Allowance for Borrowed Funds Used in Construction         356                  298                 (102)                 446             438            424
  Plus Rentals (2)                                                    3,737                4,286                4,573                4,906           4,893          4,561
                                                       -------------------------------------------------------------------------------------------------------------------

                                                                   $358,760             $354,362             $424,241             $314,349        $212,944       $306,259

                                                       ===================================================================================================================

FIXED CHARGES:

Interest & Amortization of Premium and
   Discount of Funded Debt                                          $79,404              $83,826             $ 92,766             $ 90,543        $ 81,851       $ 67,195
    Plus Other Interest Expense                                       6,815                6,763               12,290               15,109          25,294         32,890
    Less Amortization of Loss on Reacquired Debt                     (1,182)              (1,350)              (2,078)              (1,927)         (1,927)        (1,979)
    Plus (Less) Allowance for Borrowed Funds Used in
      Construction                                                      356                  298                 (102)                 446             438            424
    Plus Rentals (2)                                                  3,737                4,286                4,573                4,906           4,893          4,561
                                                       -------------------------------------------------------------------------------------------------------------------

                                                                    $89,130              $93,823             $107,449             $109,077        $110,549       $103,091
                                                       ===================================================================================================================

RATIO OF EARNINGS TO FIXED CHARGES                                     4.03                 3.78                 3.95                 2.88            1.93           2.97

Notes:
   (1) Investment Tax Credit is included in Other Income.
   (2) Rentals shown above represent the portion of all rentals (other than delay rentals) deemed representative of the interest factor.
   (3) Fiscal 2002 includes the Impairment of Investment in Partnership of $15,167.